Exhibit 10.30
FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

This FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “First Amendment”) is entered into and effective as of March 1, 2023 (the “First Amendment Effective Date”) among Nordstrom, Inc., a Washington corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and Wells Fargo Bank, National Association, as administrative agent (the “Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement (as defined below).
RECITALS
WHEREAS, the Borrower, the Lenders party thereto and the Agent are party to that certain Revolving Credit Agreement dated as of May 6, 2022 (as amended and modified from time to time, including as amended by this First Amendment, the “Credit Agreement”);
WHEREAS, the Borrower has requested an amendment to the Credit Agreement as described below; and
WHEREAS, the Required Lenders are willing to agree to such amendment, subject to the terms set forth herein as more fully set forth below.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1. Amendments to Credit Agreement.
(a) The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order to read as follows:
“CCAA Proceedings” means the proceedings under the Companies’ Creditors Arrangement Act (Canada) to be commenced before the Ontario Superior Court of Justice (Commercial List) by or with respect to the Nordstrom Canada Entities.
“First Amendment” means that certain First Amendment to Revolving Credit Agreement, dated as of the First Amendment Effective Date, by and among the Loan Parties, the Lenders party thereto and the Administrative Agent.
“First Amendment Effective Date” means March 1, 2023.
“NCRI” means Nordstrom Canada Retail, Inc.
“Nordstrom Canada Entities” means, collectively, NCRI, Nordstrom Canada Leasing LP, Nordstrom Canada Holdings, LLC and Nordstrom Canada Holdings II, LLC.
(b) The following definitions in Section 1.1 of the Credit Agreement are hereby amended to read as follows:
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. The term “control” means the possession, directly or indirectly, of the power, whether or not exercised, to direct or cause the direction of the management or policies of a Person, whether through the ownership of Capital Stock, by contract or otherwise, and the terms “controlled” and “common control” have correlative meanings. Unless otherwise indicated, “Affiliate” refers to an Affiliate of the Borrower. Notwithstanding the foregoing, (a) in no event shall any Lender Party or any Affiliate of any Lender Party be deemed to be an Affiliate of the Borrower and (b) from and after the First Amendment Effective Date, the Nordstrom Canada Entities shall not be considered Affiliates of the Borrower and its Subsidiaries for purposes of this Agreement and the Loan Documents except for purposes of Section 6.6.
“Debt” means, with respect to any Person, the aggregate amount of, without duplication: (i) all obligations for borrowed money (including, except as otherwise provided in subpart (iii) below, purchase money indebtedness) other than, with respect to Debt of the Borrower or any of its Subsidiaries, funds borrowed by the Borrower or any such Subsidiary from the Borrower or another such Subsidiary; (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations to pay the deferred purchase price of property or services, except trade accounts payable (which trade payables are deemed to include any consignment purchases) arising in the ordinary course of business that are not overdue; (iv) the principal portion of all obligations under (a) Capitalized Leases and (b) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off‑balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP; (v) all obligations of third parties secured by a Lien on any asset owned by such Person whether or not such obligation or liability is assumed; (vi) all obligations of such Person, contingent or otherwise, in respect of any letters of credit or bankers’ acceptances; (vii) all Contingent Obligations (other than Contingent Obligations incurred as a result of, in connection with or stayed by any CCAA Proceedings; provided, that the aggregate amount of Contingent Obligations excluded from Debt pursuant to this parenthetical shall not exceed the “Contingent Obligations amount” on Schedule 1 attached to the First Amendment); (viii) the aggregate amount paid to, or borrowed by, such Person as of such date under a sale of receivables or similar transaction (regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP); (ix) all Debt of any partnership or unincorporated joint venture to the extent such Person is legally obligated with respect thereto; and (x) all net obligations with respect to interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.
“EBITDAR” means, for any period, with respect to the Borrower and its consolidated Subsidiaries, Net Income plus, to the extent deducted in determining such Net Income, the sum of, without duplication, (a) Interest Expense, (b) any make-whole payment and any unamortized bond premium with respect to a redemption of Debt, (c) income tax expense, (d) depreciation expense, (e) amortization expense, (f) Rent Expense, (g) non-cash charges (including goodwill or other impairment charges) related to acquisitions, in each case as determined in accordance with GAAP, (h) any losses, charges or expenses in connection with the closure or discontinuation of operations (including, without limitation, the closure of any store or other facility) during such period, including non-cash impairment charges incurred as a result of the dissolution of the Nordstrom Canada Entities pursuant to, in connection with or following any CCAA

Proceedings, (i) other expenses reducing such Net Income which do not represent a cash item in such period or any future period and (j) net cash charges incurred in connection with the dissolution of the Nordstrom Canada Entities pursuant to, in connection with or following any CCAA Proceedings; provided, that the aggregate amount added back pursuant to this clause (j) shall not exceed the amount set out as the “EBITDAR subpart (j) amount” on Schedule 1 attached to the First Amendment during the term of this Credit Agreement.
“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the Voting Stock is at the time directly or indirectly owned by such first Person. Unless otherwise indicated, “Subsidiary” refers to a Subsidiary of the Borrower. Notwithstanding the foregoing, from and after the First Amendment Effective Date the Nordstrom Canada Entities shall not be considered Subsidiaries of the Borrower for purposes of this Agreement (including any existing exhibit or schedule previously provided) and the Loan Documents, except for purposes of (i) clause (d) of the definition of “Excluded Property” in Section 1.1 and (ii) the definition of “Information” in Section 9.13.
(c) A new Section 5.5(k) is hereby added to the Credit Agreement to read as follows:
(k) the Borrower shall deliver concurrently with the delivery of any financial statements pursuant to Section 5.1(a) or 5.1(b), the related unaudited consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of the Nordstrom Canada Entities from such consolidated financial statements.
(d) Section 6.6 of the Credit Agreement is hereby amended to read as follows:
6.6 Transactions with Affiliates.
The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into any transaction (including the purchase, sale, lease, or exchange of any property or the rendering of any service) with any Affiliate of the Borrower, unless (a) such transaction is not otherwise prohibited by this Agreement, (b) such transaction is in the ordinary course of business and (c) if such transaction is other than with a Wholly Owned Subsidiary, such transaction is on fair and reasonable terms no less favorable to the Borrower or its Subsidiary, as the case may be, than those terms which might be obtained at the time in a comparable arm’s length transaction with a Person who is not an Affiliate or, if such transaction is not one which by its nature could be obtained from such other Person, is on fair and reasonable terms and was negotiated in good faith; provided that this Section 6.6 shall not restrict (i) dividends, distributions and other payments and transfers on account of any shares of Capital Stock of the Borrower or any Subsidiary otherwise permissible hereunder, and (ii) transactions pursuant to (A) any agreement between the Borrower and any Affiliate of the Borrower pursuant to which the Borrower sells, discounts or otherwise transfers an interest in accounts receivable in the ordinary course of its business (including agreements under which the Borrower has an obligation to repurchase from or indemnify the purchaser with respect to accounts discounted, sold or otherwise transferred by the Borrower), (B) any agreement between the Borrower and any Affiliate of the Borrower or between one (1) or more Affiliates of the Borrower for or related to the sale of credit card accounts, associated receivables and related assets, (C) sales of loans or participations in loans by any Subsidiary financial institution to an Affiliate, (D) loans, advances and other transactions between or among the Borrower or any of its Subsidiaries to the extent permitted under Section

6.1, 6.2, 6.4, 6.5, 6.9 or 6.10 and (E) any financing or other amounts or services provided under any wind down agreement provided by the Borrower or its Subsidiaries to the Nordstrom Canada Entities or any of them as a result of, or in connection with, any CCAA Proceedings to the extent not prohibited under Section 6.10(b)(viii).
(e) Section 6.10(b) of the Credit Agreement is hereby amended to (i) delete the “and” at the end of subclause (vi), (ii) replace the “.” at the end of subclause (vii) with “; and” and (iii) to add a new subclause (viii) to read as follows:
(viii) Investments in the Nordstrom Canada Entities (including any debtor-in-possession financing provided by the Borrower and its Subsidiaries to the Nordstrom Canada Entities or any of them or any other amounts provided under any wind-down agreement with the Nordstrom Canada Entities or any of them), the establishment and maintenance of any employee trusts, and the waiver of any claims or purchase of assets under a plan of compromise or arrangement, in each case, to the extent required as a result of or in connection with any CCAA Proceedings; provided, that, the aggregate amount of Investments made pursuant to this Section 6.10(b)(viii) shall not exceed the “Section 6.10(b)(viii) Investment Cap” on Schedule 1 to the First Amendment.
(f) The following sentence is hereby added at the end of Section 6.10(b) to read as follows:
Notwithstanding anything to the contrary contained herein, no Investments shall be made in the Nordstrom Canada Entities other than (x) Investments outstanding on the First Amendment Effective Date and (y) Investments made pursuant to Section 6.10(b)(viii).
(g) Section 7.1(g) of the Credit Agreement is hereby amended to read as follows:
(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Borrower or any Loan Party shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code or any similar proceeding under any Debtor Relief Law or any other Applicable Law, or shall consent thereto; or shall consent to the conversion of an involuntary case to a voluntary case; or shall make a proposal to its creditors or file notice of its intention to do so, shall institute any other proceeding under Applicable Law seeking to adjudicate it a bankrupt or an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors, composition of it or its debts or any other similar relief; or shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent to or acquiesce in the appointment of, a receiver, receiver-manager, liquidator, sequestrator, custodian, trustee or other officer with similar powers over the Borrower or any Loan Party or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business; or shall make a general assignment for the benefit of creditors; or shall generally not pay, or shall admit in writing its inability to pay, its debts as they become due; or the board of directors of the Borrower or any Loan Party (or any committee thereof) shall adopt any resolution or otherwise authorize action to approve any of the foregoing; provided, that, notwithstanding the foregoing, any CCAA Proceedings, any subsequent proceedings (including, without limitation, any bankruptcy proceedings under the Bankruptcy and Insolvency Act (Canada)), any participation in such CCAA Proceedings or subsequent proceedings affecting the Nordstrom Canada Entities, direct or indirect, or any support provided by the Borrower or any Loan Party in connection therewith (it being understood that any such support that constitutes an

Investment, shall be subject to Section 6.10(b)(viii)) and in connection with the wind-down of the Nordstrom Canada Entities shall not constitute an “Event of Default” under this Section 7.1(g);
(h) Section 7.1 of the Credit Agreement is hereby amended to (i) replace the “.” at the end of clause (k) with “; or” and (ii) to add a new clause (l) to read as follows:
(l) There shall be a money judgment, writ or warrant of attachment against any Loan Party, or the assets of any Loan Party, or a final order of a court of competent jurisdiction against any such Loan Party or the assets of any such Loan Party, in each case, in the CCAA Proceedings or any subsequent or other proceeding directly related to or arising out of the CCAA Proceedings, and such judgement, writ, warrant or final order is for a cash amount payable by such Loan Party or the disgorgement of certain money, property or assets of such Loan Party, or divests such Loan Party of its interest in assets with a value, (i) individually or in the aggregate, in excess of $100,000,000, and (ii) that is not satisfied, compromised or released in any plan of compromise or arrangement (or other means of settlement) implemented in the CCAA Proceedings or any subsequent or other proceeding directly related to or arising out of the CCAA Proceedings; provided that, no Event of Default shall exist if (x) payment of such judgement, writ, warrant or final order is covered in full by insurance and the insurer has affirmed such coverage; or (y) the Borrower is in good faith prosecuting an appeal of such judgement, writ, warrant or final order and has (A) deposited funds as required for such appeal, if any, and (B) reserved amounts on its books for such judgement, writ, warrant or final order as required in accordance with GAAP; or (z) such judgment, writ, warrant or final order is stayed or dismissed within a period of ninety (90) days.
2. Release of NCRI. Effective automatically upon the First Amendment Effective Date, the Agent hereby (a) automatically releases NCRI without any further action whatsoever from all of its obligations and liabilities of any and every kind or character, whether known or unknown, present or future, arising under the Guaranty, the Canadian Security Agreement and each other Loan Document (and the Canadian Security Agreement shall cease to be a “Collateral Document”) and (b) releases, discharges and disclaims each Lien granted by NCRI in favor of the Agent pursuant to the Guaranty and the other Loan Documents. At the sole expense of the Borrower, the Agent will execute, as applicable, and deliver to the Borrower (or any designee of the Borrower) any such lien releases and/or lien terminations, authorizations to discharge security interests, discharges of security interests, pledges and/or guarantees, and other similar release, discharge and/or termination documents as are reasonably requested by the Borrower and are necessary to release, terminate or discharge, as of record, the security interests and Liens in favor of the Agent on the assets of NCRI. Without limiting the generality of the foregoing, effective automatically upon the First Amendment Effective Date, the Agent authorizes NCRI and any other party on behalf of NCRI (including, without limitation, Lane Powell PC and Osler, Hoskin & Harcourt LLP) to file the Personal Property Security Act financing change statements and UCC-3 termination statements in the forms attached hereto as Exhibit A. Notwithstanding this Section 2, the Credit Agreement and each other Loan Document remain in full force and effect with respect to each Loan Party, other than NCRI.
For the avoidance of doubt, the execution of this First Amendment by the Required Lenders shall constitute confirmation by the Required Lenders that the Agent is authorized to release NCRI from its obligations under the Loan Documents.
3. Effectiveness; Conditions Precedent. This First Amendment shall be effective upon satisfaction of the following conditions:

(a) Receipt by the Agent of copies of this First Amendment duly executed by the Borrower, the Guarantors, the Agent and the Required Lenders.
(b) The Borrower shall have paid all fees due and owing to the Administrative Agent and the Lenders.
(c) The Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Agent (directly to such counsel if requested by the Agent) to the extent invoiced at least one (1) Business Day prior to the date hereof.
4. Ratification of Credit Agreement. On and after the First Amendment Effective Date, the term “Credit Agreement” as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended and modified by this First Amendment. Except as herein specifically agreed, the Credit Agreement, as amended by this First Amendment, is hereby ratified and confirmed and shall remain in full force and effect according to its terms. Each of the Loan Parties acknowledges and consents to the modifications set forth herein and agree that, except as herein specifically agreed, this First Amendment does not impair, reduce or limit any of its obligations under the Loan Documents (including, without limitation, the indemnity obligations set forth therein) and that, after the date hereof, this First Amendment shall constitute a Loan Document.
5. Authority/Enforceability. Each of the Loan Parties, including NCRI, represents and warrants as follows:
(a) It has taken all necessary action to authorize the execution, delivery and performance of this First Amendment.
(b) This First Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this First Amendment.
(d) The execution and delivery of this First Amendment does not (i) violate, contravene or conflict with any provision of its organization or formation documents or (ii) materially violate, contravene or conflict with any law, regulation, order, writ, judgment, injunction, decree or permit applicable to it or any of its Subsidiaries.
6. Representations and Warranties of the Loan Parties. Each of the Loan Parties, other than NCRI, represents and warrants to the Agent and each Lender that (a) the representations and warranties of the Loan Parties other than NCRI set forth (i) in Article IV of the Credit Agreement and (ii) in the other Loan Documents are true and correct in all material respects as of the First Amendment Effective Date (except to the extent a representation and warranty specifically refers to an earlier date and then as of such earlier date) and (b) after giving effect to this First Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.
7. Counterparts/Electronic Delivery. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this First Amendment by telecopy or electronic transmission of a “PDF” copy shall be effective as an original and shall constitute a representation that an original shall be delivered promptly upon request.
8. GOVERNING LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The jurisdiction, service of process, waiver of venue and waiver of jury trial provisions of Sections 9.12 and 9.23 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first above written.

BORROWER: NORDSTROM, INC.

By:
Name:
Title:

GUARANTORS: NORDSTROM, INC.

By:
Name:
Title:

NIHC, INC.

By:
Name:
Title:

NORDSTROM CARD SERVICES, INC.

By:
Name:
Title:

NORDSTROM CANADA RETAIL, INC.

By:
Name:
Title:

AGENTS AND LENDERS: WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent, Swing Line Lender, L/C Issuer and Lender

By:
Name:

Title:

BANK OF AMERICA, N.A.,
as L/C Issuer and Lender

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as L/C Issuer and Lender

By:
Name:
Title:

Fifth Third Bank, National Association,
as a Lender

By:
Name:
Title:

JPMorgan Chase Bank, N.A.,
as a Lender

By:
Name:
Title:

MUFG Bank, Ltd.,
as a Lender

By:
Name:
Title:

The Bank of Nova Scotia,
as a Lender

By:
Name:
Title:

The Toronto-Dominion Bank, New York Branch,
as a Lender

By:
Name:
Title:

Goldman Sachs Bank USA,

as a Lender

By:
Name:
Title:

Morgan Stanley Bank, N.A.,
as a Lender

By:
Name:
Title:

KeyBank National Association,
as a Lender

By:
Name:
Title:

The Bank of New York Mellon,
as a Lender

By:
Name:
Title:

Bank of Hawaii,
as a Lender

By:
Name:
Title: